Exhibit 99.1

NEWS

BG Staffing, inc. appointS

two INDEPENDENT directors

PLANO, Texas -- April 21, 2014 -- BG Staffing, Inc. (OTCBB: BGSF), a national provider of temporary staffing services across a diverse set of industries, announced that C. David Allen, Jr. and Paul A. Seid have been appointed independent directors to the Company’s Board. Allen will also serve on the Audit Committee and Compensation Committee, while Seid will serve on the Compensation Committee and Nominating and Corporate Governance Committee.

"Both David and Paul are highly accomplished businessmen and senior leaders, adding valuable experience to round out our five-person Board," said L. Allen Baker, Jr., CEO of BG Staffing. “I am confident in their ability to have a meaningful impact on our growth as we continue to expand in keeping with our business model.”

C. David Allen, Jr.

Since 2009, Allen has served as an officer of Snelling Services, LLC, a workforce solutions, contract and temporary staffing services provider. From 2010 to the present, Allen has served as President and CEO. From 2009 to 2010 he served as CFO. Prior to Snelling, Allen served for three years as COO and six years as CFO for Telvista Inc., a business process outsourcer providing customer relationship management solutions. He earned an MBA from the Tuck School at Dartmouth College in 1993 and received a Bachelor’s of Business Administration degree from Stephen F. Austin State University with honors in 1986.

Paul A. Seid

Since 2010, Seid has served on the board of BioVentrix, a medical device company. For the past two years he has served as CEO of RST Automation, a hospital instrumentation automation developer which was established 2004. For the past fifteen years he has been President of Strategic Data Marketing, a research and data collection company. He has also founded, bought and/ or sold over twenty companies in Asia, Europe, North and South America. Seid graduated from Queen's College, a division of the City University of New York, in 1968 with a Bachelor‘s degree in Political Science. Seid has held numerous other board and consulting positions.

New Director’s Comments

Allen said that, “The management team of BG Staffing is continually striving to create shareholder value. I look forward to working with them as they provide concrete business solutions and seek to leverage technology and expand service offerings.”

Seid commented that, "I look forward to working with the BG Staffing team as they continue to innovate and implement the Company’s unique service offerings in the temporary staffing industry. I am committed to contributing in a meaningful way to the Company's growth and evolution."

About BG Staffing, Inc.

Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its information technology, light industrial and multi-family divisions. BG Staffing is a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth.

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The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. Please visit http://www.bgstaffing.com for more information.

Forward-Looking Statements

The forward looking statements in this press release are made under the “safe harbor” provisions of the Securities Litigation Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500       terri@bibimac.com